Exhibit 5.2

December 27, 2010

Offshore Petroleum Corp.
a Florida corporation
110 East Broward Boulevard, Suite 1700
Ft. Lauderdale, FL 33301

Ladies and Gentlemen:

We have acted as counsel to Offshore Petroleum Corp., a Florida Corporation (the “Company”) in connection with the registration of shares of its common stock on behalf of certain shareholders identified in the registration statement of the Company on Form S-1 (the “Registration Statement”).  In connection with such registration statement, the Company is the successor to Offshore Petroleum Corp., a Delaware corporation (the “Delaware Predecessor”).  The Delaware Predecessor was merged into the Company as of December 14, 2010.

The opinions set forth in this letter, whether or not qualified by the phrase “to our knowledge,” are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

A.	The following certificates and organizational documents of the Company:

1.	Articles of Incorporation of the Company dated November 19, 2010, as filed with the Florida Secretary of State on November 19, 2010;

2.	Minutes of the Organizational Meeting of the Company dated November 29, 2010 and executed by the Company’s sole incorporator;

3.	Articles of Merger of the Delaware Predecessor and the Company as filed with the Florida Secretary of State on December 14, 2010, in which the Company is the surviving corporation;

4.	The Minute Book of the Company;

5.	The Minute Book of the Delaware Predecessor;

December 27, 2010

6.
A Certificate of Merger of the Delaware Predecessor and the Company, dated November 30, 2010 and filed with the Delaware Secretary of State on December 13, 2010, in which the Company is the surviving corporation;

7.	The Agreement and Plan of Merger dated November 30, 2010 between Delaware Predecessor and the Company;

8.	By-Laws of the Company adopted as of November 29, 2010; and

9.	The Certificate of the Secretary of State of Florida dated December 20, 2010 certifying that the Company is a corporation in good standing.

B.	Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraph A (such items being the “Reviewed Documents”).

Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy and (d) the truthfulness of each representation (including the signature as an officer and/or director of a corporation), warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents.

We are members of the bar of the State of New York and we are familiar with the Florida Corporation Law. The opinions expressed herein concern only such provisions of the Florida Corporation Law, as currently in effect.

Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

December 27, 2010

1.           The Company is a corporation duly formed and validly existing under the laws of the State of Florida.

2.           The common shares of the Company covered by the Registration Statement, have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

We consent to the inclusion of this letter in the Company’s Registration Statement as an exhibit and to the reference to our firm as legal counsel in the Registration Statement.  This letter speaks as of the date hereof and we disclaim any obligation to update it.

Very truly yours,

KAVINOKY COOK LLP

By:	/s/	Jonathan Gardner

Jonathan Gardner
For the Firm